Exhibit 10.1

AMENDED & RESTATED

RICHTECH ROBOTICS INC.

a Nevada Corporation

STOCK OPTION PLAN

1. Purposes of Plan. The purposes of this Stock Option Plan (“Plan”) are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants of the Company, and to promote the success of the business of the Company. Options granted under the Plan may be qualified Incentive Stock Options (as defined under Section 422 of the Code) or Nonstatutory Stock Options, as determined by the Administrator at the time of grant of an option and subject to the applicable provisions of Section 422 of the Code, and the regulations promulgated thereunder. Stock purchase rights may also be granted under the Plan.

2. Definitions. As used herein, the following definitions apply:

(a) “Administrator” means the Board or any Committee appointed pursuant to Section 4 of the Plan.

(b) “Board” means the Board of Directors of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Committee” means a committee appointed by the Board.

(e) “Common Stock” means the Class B Common Stock of the Company.

(f) “Company” means Richtech Robotics Inc., a Nevada corporation, unless the context indicates otherwise.

(g) “Consultant” means any person, including an advisor, who is engaged by the Company or any of its Subsidiaries to render services and is compensated for such services, and any director of the Company whether or not compensated for such services.

(h) “Continuous Status as an Employee or Consultant” means the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant will not be considered interrupted in the case of (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Administrator, so long as such leave is for a period of not more than 90 days, unless re-employment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) transfers between locations of the Company or any of its Subsidiaries, if multiple locations exist. For purposes of this Plan, a change in status from an Employee to a Consultant or from a Consultant to an Employee will not constitute an interruption of Continuous Status as an Employee or Consultant.

RICHTECH ROBOTICS INC.

AMENDED & RESTATED STOCK OPTION PLAN

(i) “Employee” means any person, including officers and directors, employed by the Company or any of its Subsidiaries, with the status of employment determined based upon such minimum number of hours or periods worked as will be determined by the Administrator in its discretion, subject to any requirements of the Code. The payment by the Company of a director’s fee to a director will not be sufficient to constitute “employment” of the director by the Company.

(j) “Fair Market Value” means, as of any date, the fair market value of a Share determined, in the absence of an established market for the Common Stock, in good faith by the Administrator in accordance with the requirements of the federal tax laws applicable to options.

(k) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable written option agreement.

(l) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option, as designated in the applicable written option agreement.

(m) “Option” means a stock option granted pursuant to the Plan.

(n) “Optioned Stock” means the Common Stock subject to an Option or a Stock Purchase Right.

(o) “Optionee” means an Employee or Consultant who receives an Option or a Stock Purchase Right.

(p) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code, or any successor provision.

(q) “Plan” means this Amended and Restated Stock Option Plan.

(r) “Restricted Stock” means Shares purchased pursuant to the grant of a Stock Purchase Right.

(s) “Share” means a share of the Common Stock, as adjusted in accordance with Section 11 hereof.

(t) “Stock Purchase Right” means the right to purchase Common Stock pursuant to Section 10 below.

(u) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code, or any successor provision.

(v) “Net Exercise” means the practice of “tendering back to the Company” some of the exercised shares to cover the exercise price of the Option and/or taxes associated with such exercise.

RICHTECH ROBOTICS INC.

AMENDED & RESTATED STOCK OPTION PLAN

3. Stock Subject to the Plan. Subject to the provisions of Section 11 hereof, the maximum aggregate number of Shares that may be optioned and sold under the Plan shall be the sum of (A) 14,311,215 Shares, plus (B) an increase commencing on November 1, 2025 (or the effective date of the Plan, if later) and continuing annually on each subsequent November 1st through and including November 1, 2034, equal to the lesser of (i) a number of Shares such that the aggregate number of Shares subject to the Plan is equal to eighteen percent (18%) of the total number of Shares issued and outstanding on September 30 immediately preceding the date of such increase and (ii) such smaller number of Shares as determined by the Board. The Shares may be authorized, but unissued, or reacquired Common Stock. If an Option should expire or become unexercisable for any reason without having been exercised in full or no Shares are issued with respect to a Stock Purchase Right, the unpurchased Shares will become available for future grant under the Plan, unless the Plan has been terminated.

4. Administration of the Plan.

(a) Initial Plan Procedure. The Administrator will administer the Plan.

(b) Powers of the Administrator. Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to the Committee, and subject to the approval of any relevant authorities, the Administrator, in its discretion, will have the authority to:

(i) determine the Fair Market Value of the Common Stock, in accordance with Section 2(j) of the Plan;

(ii) select the Consultants and Employees to whom Options and Stock Purchase Rights may from time to time be granted;

(iii) determine whether and to what extent Options and Stock Purchase Rights or any combination thereof are granted hereunder;

(iv) determine the number of Shares to be covered by each such grant hereunder;

(v) approve forms of agreement for use under the Plan;

(vi) determine the terms and conditions, not inconsistent with the terms of the Plan, of any grant hereunder;

(vii) determine whether and under what circumstances an Option may be settled in cash under Section 9(e) below instead of Common Stock;

(viii) reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option has declined since the date the Option was granted;

(ix) determine the terms and restrictions applicable to Stock Purchase Rights and the Restricted Stock purchased by exercising such Stock Purchase Rights;

RICHTECH ROBOTICS INC.

AMENDED & RESTATED STOCK OPTION PLAN

(x) construe and interpret the terms of the Plan and grant pursuant to the Plan; and

(xi) modify grants of Options or Stock Purchase Rights to participants who are foreign nationals or employed or provide service outside of the United States in order to recognize differences in local law, tax policies or customs in order to fulfill the purposes of the Plan and without amending the Plan.

(c) Effect of Administrator’s Decision. All decisions, determinations, and interpretations of the Administrator will be final and binding on all Optionees.

5. Eligibility.

(a) Recipients of Grants. Nonstatutory Stock Options and Stock Purchase Rights may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Option or Stock Purchase Right may, if he or she is otherwise eligible, be granted additional Options or Stock Purchase Rights.

(b) Type of Option. Each Option will be designated in a written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company, its Parent, and its Subsidiaries) exceeds $100,000, such excess Options must be treated as Nonstatutory Stock Options. For purposes of this Section 5(b), Incentive Stock Options will be taken into account in the order in which they were granted, and the Fair Market Value of the Shares subject to an Incentive Stock Option must be determined as of the date of the grant of the Option.

(c) Right to Employment or Consulting. The Plan does not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, its Parent, or any of its Subsidiaries, nor does it interfere in any way with any Optionee’s right or the right of the Company, its Parent, or any of its Subsidiaries to terminate his or her employment or consulting relationship at any time, with or without cause.

6. Term of Plan. The Plan will become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in Section 19 of the Plan. It will continue in effect for a term of 10 years unless sooner terminated under Section 14 of the Plan.

7. Term of Option. The term of each Option will be the term stated in the applicable written option agreement; provided, however, that the term will not be more than 10 years from the date of grant of the Option or such shorter term as may be provided in the written option agreement. In the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any of its Subsidiaries, the term of the Option will be 5 years from the date of grant or such shorter term as may be provided in the written option agreement.

RICHTECH ROBOTICS INC.

AMENDED & RESTATED STOCK OPTION PLAN

8. Option Exercise Price and Consideration.

(a) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator and set forth in the applicable written option agreement, but will be subject to the following:

(i) In the case of an Incentive Stock Option that is:

(1) granted to an Employee who, at the time of the grant of the Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any of its Subsidiaries, the per Share exercise price may be no less than one hundred and ten percent (110%) of the Fair Market Value per Share on the date of grant.

(2) granted to any other Employee, the per Share exercise price may be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Nonstatutory Stock Option, the Administrator will, in its reasonable discretion, determine the per Share exercise price in accordance with applicable law, but no less than 100% of the Fair Market Value per Share on the date of grant to avoid potential adverse tax impact and withholding under Section 409A of the Code, to the extent applicable to an Option.

(b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, will be determined by the Administrator (and, in the case of an Incentive Stock Option, will be determined at the time of grant) and may consist entirely of (i) cash, (ii) check, (iii) Net Exercise, (iv) any consideration permissible under applicable law, or (v) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator will consider if acceptance of the consideration may be reasonably expected to benefit the Company.

9. Exercise of Option.

(a) Procedure for Exercise.

(i) Any Option granted will be exercisable at such times and under such conditions as determined by the Administrator in accordance with this Plan and reflected in the written option agreement, which may include vesting requirements and/or performance criteria with respect to the Company (including any of its Subsidiaries) and the Optionee. An Option may not be exercised for a fraction of a Share.

(ii) An Option will be deemed to be exercised when (A) written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option, (B) an executed Stock Restriction Agreement in a form approved by the Administrator has been given to the Company by the person entitled to exercise the Option, and (C) the Company has received full payment of the exercise price for the Shares with respect to which the Option is exercised, including payment via Net Exercise.

RICHTECH ROBOTICS INC.

AMENDED & RESTATED STOCK OPTION PLAN

(iii) Exercise of an Option in any manner will result in a decrease in the number of Shares that thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Employment or Consulting Relation. Subject to Section 9(c) below, in the event of termination of an Optionee’s Continuous Status as an Employee or Consultant, the Optionee may, but only within 3 months after the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the written option agreement), exercise his or her Option to the extent that the Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of such termination, or if the Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option will terminate.

(c) Disability of Optionee. Notwithstanding Section 9(b) above, in the event of termination of an Optionee’s Continuous Status as an Employee or Consultant because the Optionee is “permanently and totally disabled” (within the meaning of Section 22(e)(3) of the Code), Optionee may, but only within 12 months from the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the written option agreement), exercise the Option to the extent that the Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of such termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option will terminate.

(d) Death of Optionee. In the event of the death of an Optionee during the period of Continuous Status as an Employee or Consultant since the date of grant of the Option, or within 30 days following the termination of Optionee’s Continuous Status as an Employee or Consultant, the Option may be exercised at any time within 6 months following the date of death (but in no event later than the expiration date of the term of such Option as set forth in the written option agreement), by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of death, or, if earlier, the date of termination of Optionee’s Continuous Status as an Employee or Consultant. To the extent that Optionee was not entitled to exercise the Option as set forth above, or if the Option is not exercised to the extent it is exercisable within the time specified herein, the Option will terminate.

(e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator will establish and communicate to the Optionee at the time that such offer is made.

10. Stock Purchase Rights.

(a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with, other awards granted under the Plan or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it will advise the offeree in writing of the terms, conditions, and restrictions related to the offer, including the number of Shares that such person will be entitled to purchase, the rate at which such Shares will vest, the price (if any) to be paid for such Shares, and the time (if any) within which such person must accept such offer. The offer will be accepted by execution of a Restricted Stock Purchase Agreement and a Stock Restriction Agreement in a form determined by the Administrator.

RICHTECH ROBOTICS INC.

AMENDED & RESTATED STOCK OPTION PLAN

(b) RSUs. Stock Purchase Rights may be issued in the form of restricted stock units (“RSUs”) which are an unfunded and unsecured promise to deliver Shares, cash, other securities, or other property in the future, subject to certain restrictions (including, without limitation, a requirement that the Optionee remain continuously employed or provide continuous services for a specified period of time). The holders of RSUs shall have no voting rights as the Company’s shareholders. Prior to settlement or forfeiture, RSUs awarded under the Plan may, at the Administrator’s discretion, provide for a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all dividends paid on one Share while the RSU is outstanding. Dividend equivalents may be converted into additional RSUs. Settlement of dividend equivalents may be made in the form of cash, Shares, other securities, other property, or in a combination of the foregoing. Prior to distribution, any dividend equivalents shall be subject to the same conditions and restrictions as the RSUs to which they attach.

(c) Repurchase Option. Unless the Administrator determines otherwise, the Stock Restriction Agreement will grant the Company an option to repurchase vested and non-vested Shares upon the occurrence of certain events. The repurchase price for any non-vested Shares will be the original purchase price paid by the purchaser and the repurchase price for any vested Shares will be their Fair Market Value. Payment of the repurchase price may be paid by cancellation of any indebtedness of the purchaser to the Company.

(d) Other Provisions. The Restricted Stock Purchase Agreement and the Stock Restriction Agreement may contain such other terms, provisions, and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock Purchase Agreements and the Stock Restriction Agreements need not be the same with respect to each purchaser.

11. Adjustments Upon Changes in Capitalization, Merger or Certain Other Transactions.

(a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, (i) the number of Shares covered by each outstanding Option or Stock Purchase Right, (ii) the number of Shares that have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or that have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, and (iii) the price per Share covered by each such outstanding Option or Stock Purchase Right, will be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares affected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company will not be deemed to have been “affected without receipt of consideration.” Such adjustment will be made by the Administrator, whose determination in that respect will be final, binding, and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, will affect, and no adjustment by reason thereof will be made with respect to, the number or price of Shares subject to an Option or Stock Purchase Right.

RICHTECH ROBOTICS INC.

AMENDED & RESTATED STOCK OPTION PLAN

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify the Optionee at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, the Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

(c) Merger or Sale of Assets. In the event of a proposed sale of all or substantially all of the assets of the Company, or a proposed merger of the Company with or into another corporation where the successor corporation is to issue its securities to the shareholders of the Company, each outstanding Option or Stock Purchase Right will be assumed or an equivalent option or right will be substituted by such successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for an Option or Stock Purchase Right, all of the Optioned Stock which is not assumed or substituted for by the successor corporation will fully vest and will be fully exercisable by the Optionee of that Option or Stock Purchase Right, whether or not the Optioned Stock would otherwise be vested and exercisable. If an Option or Stock Purchase Right becomes fully vested and exercisable in the manner provided for in this Section 11 (c), the Administrator will notify the Optionee of each Option or Stock Purchase Right that the Option or Stock Purchase Right will be fully exercisable for a period of 15 days from the date of the notice, and the Option or Stock Purchase Right will terminate upon the expiration of such period.

(d) Certain Distributions. In the event of any distribution to the shareholders of the Company of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Administrator may, in its discretion, appropriately adjust the price per Share covered by each outstanding Option or Stock Purchase Right to reflect the effect of such distribution.

12. Non-Transferability of Options and Stock Purchase Rights. Options and Stock Purchase Rights may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution, and may be exercised or purchased during the lifetime of the Optionee or purchaser of the Restricted Stock only by Optionee or the purchaser of the Restricted Stock.

13. Time of Granting Options and Stock Purchase Rights. The date of grant of an Option or Stock Purchase Right for all purposes is the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other date determined by the Administrator. Notice of the determination will be given to each Employee or Consultant to whom an Option or Stock Purchase Right is so granted within a reasonable time after the date of such grant.

RICHTECH ROBOTICS INC.

AMENDED & RESTATED STOCK OPTION PLAN

14. Amendment and Termination of the Plan.

(a) Authority to Amend or Terminate. The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension or discontinuation will be made that would impair the rights of any Optionee under any grant previously made, without his or her consent. In addition, to the extent necessary and desirable to comply with Section 422 of the Code (or any other applicable law or regulation), the Company will obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

(b) Effect of Amendment or Termination. No amendment or termination of the Plan will adversely affect any Options or Stock Purchase Rights already granted, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Administrator.

15. Conditions Upon Issuance of Shares. Shares will not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of the Option or Stock Purchase Right and the issuance and delivery of Shares comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by law.

16. Rights as a Shareholder. Until the issuance of Shares (as evidenced by stock certificates or the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Optioned Stock, notwithstanding the exercise of the Option or exercise or vesting of a Stock Purchase Right. The Company will issue (or cause to be issued) Shares promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 11 of the Plan.

17. Reservation of Shares. During the term of the Plan, the Company will at all times reserve and keep available a number of Shares as sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by counsel for the Company to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

RICHTECH ROBOTICS INC.

AMENDED & RESTATED STOCK OPTION PLAN

18. Agreements. Options and Stock Purchase Rights will be evidenced by written agreements in such form as the Administrator may approve from time to time.

19. Shareholder Approval. Continuance of the Plan is subject to approval by the shareholders of the Company within 12 months before or after the date the Board adopts the Plan. Shareholder approval must be obtained in the manner required under applicable state and federal law. All Options and Stock Purchase Rights granted under the Plan will become void in the event such approval is not obtained.

20. Tax Consequences. The Company does not, by way of the Plan, any document, option agreement, or otherwise, represent or warrant to any person, including the Optionees, (a) that the grant or exercise of an Option or Stock Purchase Right or the subsequent disposition of Shares obtained by the exercise of an Option or Stock Purchase Right pursuant to the Plan, or any other aspect of the Plan, will have any particular tax consequence or (b) regarding the propriety or impropriety of filing a Section 83(b) election.

21. Plan Governs. If there is any inconsistency between the Plan and any documents related to the Plan, including any option agreement, the Plan shall govern. Nothing in the Plan shall be construed to constitute, or be evidence of, any right in favor of any person to receive Options or Stock Purchase Rights hereunder or any obligation on the part of the Company to issue options, stock purchase rights, or other awards with respect to its common stock.

22. Choice of Law. The Plan will be governed by and construed in accordance with the internal laws of the State of Nevada, without reference to any choice of law principles.